UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA       92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2013, Mark Erlander, Ph.D. was appointed as chief scientific officer of Trovagene, Inc. (the “Company”). Dr. Erlander has more than 18 years of experience directing research teams with a strong focus in oncology-based molecular diagnostics.

Dr. Erlander previously served as chief scientific officer of bioTheranostics (a bioMerieux company), a molecular oncology diagnostics laboratory based in San Diego. Prior to bioTheranostics, Dr. Erlander was a research fellow at the R.W. Johnson Pharmaceutical Research Institute (Johnson & Johnson). Earlier in his career, he was a postdoctoral fellow in the Department of Molecular Biology at The Scripps Research Institute, La Jolla.

Dr. Erlander holds a BS degree in Biochemistry from the University of California, Davis; a MS degree in Biochemistry from Iowa State University; and a Ph.D. in Neuroscience from the University of California, Los Angeles. He holds 38 issued U.S. patents in the areas of diagnostics, therapeutics and genomic technologies, and is an author of 73 scientific publications with 56 peer-reviewed original articles and 17 review/chapter publications.

On March 4, 2013, the Company issued a press release announcing the appointment of Mark Erlander, Ph.D. as chief scientific officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits.

99.1       Press Release dated March 4, 2013

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2013

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh Chief Executive Officer

3